Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Appoints Paul Viera to Board of Directors

New York, NY — May 18, 2018 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that Paul Viera has been appointed to the Company’s Board of Directors effective May 18, 2018.  In addition, Mr. Viera has been appointed to Take-Two’s Audit Committee. With the appointment of Mr. Viera, the size of Take-Two’s Board of Directors increases from six to seven members, six of whom are independent.

Mr. Viera is the founder and chief executive officer of Earnest Partners, a global investment firm responsible for overseeing over $20 billion for municipalities, states, corporations, endowments, and universities.  Prior to founding Earnest Partners in 1998, Mr. Viera was a Vice President at Bankers Trust in both New York and London and later joined Invesco, where he became a global partner and senior member of its investment team.

“We are very pleased to bolster the depth and strength of our Board of Directors through the appointment of Paul Viera,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “His proven leadership skills, vast business experience and financial acumen will be an asset to our board as we continue to position our Company for continued success and for sustainable shareholder value creation.”

“For 25 years, Take-Two has captivated and engaged audiences around the world by delivering many of the interactive entertainment industry’s most critically acclaimed and commercially successful titles,” added Paul Viera.  “I look forward to working with the organization’s board and management as Take-Two continues to broaden its global business through its renowned commitment to creativity and innovation.”

Mr. Viera serves as a Trustee of the Woodruff Arts Center in Atlanta, Georgia and as a member of its investment committee.  He is also a member of the board of managers of Direct Scripts LLC, the Board of Dean’s Advisors for Harvard Business School, the Council on Foreign Relations, the Carter Center Board of Councilors, the National Center for Human & Civil Rights, the University of Michigan School of Information External Advisory Board, the Cristo Rey Atlanta Jesuit High School Board and the Emory University Board of Visitors.

Mr. Viera received a BA in Economics from the University of Michigan and an MBA from the Harvard Business School.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its wholly-owned labels Rockstar Games and 2K, as well as its new Private Division label and Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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